Exhibit 5.1

                                        February 22, 1995

          Diagnostic/Retrieval Systems, Inc.
          5 Sylvan Way
          Parsippany, New Jersey  07054

                         Re:  Diagnostic/Retrieval Systems, Inc.
                              Registration Statement (File No.
                              33-64641)

          Ladies and Gentlemen:

                    We have acted as special counsel to
          Diagnostic/Retrieval Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (File No. 33-64641)(the "Registration Statement") relating to the registration for resale of up to $25,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Convertible Debentures Due 2003 (the "Debentures") and the shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issuable upon conversion of the Debentures.

                    This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement as filed with the Securities and Exchange Commission (the "Commission") on November 30, 1995 under the Act, and Amendment No. 1 thereto filed with the Commission on February 22, 1995 (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (b) the Indenture dated as of September 22, 1995 between the Company and The Trust Company of New Jersey, as Trustee (the "Indenture") pursuant to which the Debentures were issued, filed as an exhibit to the Registration Statement; (c) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, in each case relating to the issuance of the Debentures and related matters; (d) the Restated Certificate of Incorporation of the Company, as presently in effect; and (e) the Amended and Restated By-Laws of the Company as presently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed


          Diagnostic/Retrieval Systems, Inc.
          February 22, 1995
          Page 2

          necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                    Mark N. Kaplan, a partner of this firm, is a director of the Company and owner of 1,000 shares of the Class A Common Stock of the Company.

                    Members of our firm are admitted to the bar in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction.

                    Based upon and subject to the foregoing, we are of the opinion that (a) the Debentures are valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) the Shares, if and when the Debentures are converted into Shares in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


          Diagnostic/Retrieval Systems, Inc.
          February 22, 1995
          Page 3

                    This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                        Very truly yours,

                                        /s/Skadden, Arps, Slate,
                                            Meagher & Flom